UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________________________________

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2009

INFORMATION SYSTEMS ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	333-142429 (Commission File Number)	65-049317 (IRS Employer Identification No.)

1151 SW 30th Street, Suite E
Palm City, FL 34990
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (772) 286-3682
_______________________________________________________________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

                Rubicon Strategic Alliance

                On April 17, 2009, Information Systems Associates (the “Company”) entered into a Strategic Alliance Agreement (the “Rubicon Alliance”) with Rubicon Software Group plc, a company registered under the laws of England and Wales (“Rubicon”).  Pursuant to the Rubicon Alliance, (i) Rubicon has engaged the Company as Rubicon’s exclusive agent in the United States for the purposes of reselling Rubicon’s software and services and (ii) the Company has engaged Rubicon as its software development partner and to provide consulting services.  The Rubicon Alliance has an initial term of three years, subject to renewal by the parties.

                A copy of the Strategic Alliance Agreement is filed herewith as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.  The description of the Strategic Alliance Agreement contained herein is qualified in its entirety by reference to the full text of the Strategic Alliance Agreement.

                Share Subscription Agreement

                On April 17, 2009, in connection with the Rubicon Alliance, the Company and Rubicon entered into a Share Subscription Agreement (the “Subscription Agreement”).  Pursuant to the terms of the Subscription Agreement, the Company purchased 2,500,000 ordinary shares (the “Initial Shares”) of Rubicon for a subscription price of  ₤0.02 (two pence) per share.  The aggregate consideration for such Initial Shares was ₤50,000.

               In addition, subject to the consent of both Rubicon and the Company, the Company may purchase up to an additional 2,500,000 ordinary shares (the “Second Tranche Shares”) of Rubicon for a subscription price of ₤0.02 (two pence) per share.  The right to subscribe to the Second Tranche Shares expires 90 days after the date of the Share Subscription Agreement.

    Under the terms of the Share Subscription Agreement, Rubicon also granted the Company the right to purchase additional shares in Rubicon over the next three years (the “Share Subscription Period”) as follows:  (i) the Company is entitled, upon providing seven days written notice to Rubicon, to subscribe for 1 New Ordinary Share of 1p each in the capital of Rubicon (each being a “Warrant Share”) for every ₤1.00 of gross revenue received by Rubicon (less applicable VAT) pursuant to the Rubicon Alliance.  Each Warrant Share shall be issued to the Company in exchange for a subscription price of ₤0.05 (five pence) per share and will be issued in tranches of 100,000 shares.  The Company will not be entitled to subscribe for more than 5,000,000 Warrant Shares during the Share Subscription Period.

                Rubicon and the Company also agreed to negotiate the terms of a warrant whereby Rubicon will have the right to purchase shares of the Company’s common stock at an exercise price to be determined by Rubicon and the Company.

                A copy of the Share Subscription Agreement is filed herewith as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.  The description of the Share Subscription Agreement contained herein is qualified in its entirety by reference to the full text of the Share Subscription Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

                As described in Item 1.01 above, which item is incorporated herein by reference, on April 17, 2009, the Company agreed to negotiate the terms of a warrant whereby Rubicon will have the right to purchase shares of the Company’s common stock at an exercise price to be determined by Rubicon and the Company.

                Such warrants and the shares of common stock issuable upon exercise of such warrants, when issued, are expected to be issued and sold in transactions exempt from registration under Section 4(2) of the Act, Rule 506 under the Act and/or Regulation S promulgated under the Act, based on the limited number of purchasers, the offshore nature of the transactions, the sophistication of the purchasers in financial matters and their access to information concerning the Company.

Item 9.01 Financial Statements and Exhibits.

   (d) Exhibits.

Exhibit
Number	Description

10.1	Strategic Alliance Agreement by and between Information Systems Associates, Inc. Rubicon Software Group, plc

10.2	Share Subscription Agreement by and between Information Systems Associates, Inc. and Rubicon Software Group, plc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

By: /s/ Joseph P. Coschera
President

Date: April 22, 2009